Exhibit 4.43

This document is an English translation of the original Chinese text

Supplemental Agreement
to Share and Asset Purchase Agreement

This Supplemental Agreement is executed on March 16th, 2015 in Beijing by and among:

(1)         CHEETAH MOBILE INC. (registered in Cayman Islands, hereinafter referred to as “Cheetah Mobile”)

Address: Floor 12, Fuxing International Center, 237 Chaoyang North Road, Chaoyang District, Beijing

(2)         CHEETAH TECHNOLOGY CORPORATION LIMITED (registered in Hong Kong, China, hereafter referred to as “Cheetah Technology”)

Address: Room 1309, Floor 13, Cable T.V. Tower, 9 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong

(3)         BEIKE INTERNET (BEIJING) SECURITY TECHNOLOGY, CO., LTD. (registered in Beijing, hereinafter referred to as “Beike Internet”)

Address: Room A-0072, No.3 Building, No.30 Yard, Shixing Street, Shijingshan District, Beijing

Cheetah Mobile, Cheetah Technology and Beike Internet are collectively referred to as the “Purchasers”.

(4)         HONGKONG ZOOM INTERACTIVE NETWORK MARKETING TECHNOLOGY LIMITED (registered in Hong Kong, China, hereinafter referred to as “Hongkong Zoom”)

Address: Room 1701 (206), 17/F Henan Building, 90 Jaffe Road, Wanchai, Hong Kong

(5)         BEIJING PZOOM INTERACTIVE NETWORK MARKETING TECHNOLOGY CO., LTD. (registered in Beijing, China, hereinafter referred to as “Beijing Pzoom”)

Address: No. 5 Building, 25 Shuntong Road, Renhe Town, Shunyi District, Beijing

(6)         BEIJING JISHI INTERACTIVE NETWORK MARKETING TECHNOLOGY CO., LTD. (registered in Beijing, China, hereinafter referred to as “Beijing Jishi”)

Address: No. 5 Building, 25 Shuntong Road, Renhe Town, Shunyi District, Beijing

(7)         SHANGHAI QISOU INTERNET TECHNOLOGY CO., LTD. (registered in Shanghai, China, hereinafter referred to as “Shanghai Qisou”)

Address: Room 1-203-59, 337 Shahe Road, Jiangqiao Town, Jiading District, Shanghai

Beijing Pzoom, Beijing Jishi and Shanghai Qisou collectively referred to as the “Transferors”.

(8)         FOCUS AD NETWORK MARKETING TECHNOLOGY LIMITED (registered in British Virgin Islands, hereinafter referred to “Focus AD” or “Selling Shareholder”)

Address: PO Box 4389, Road Town, Tortola, British Virgin Islands

(9)         XIAOXIA MA

Identity Card No.:

(10)  YU CHENG

Identity Card No.:

Yu Cheng and Xiaoxia Ma are the “Founders” of Hongkong Zoom and collectively with Focus AD referred to as the “Sellers”.

Whereas, the parties hereto have executed SHARE AND ASSET PURCHASE AGREEMENT on June 6th, 2014 (hereinafter referred to as the “Purchase Agreement”), and, through amicable discussion, execute this Supplemental Agreement for the fulfillment of and matters not defined in the Purchase Agreement.

The interpretation of the terms used herein shall have the same meaning as set forth in the Purchase Agreement.

1.              On March 1st, 2015, Beijing Jishi has terminated its contract with Google and has caused Google to execute a substantially similar agreement with the entity designated by the Purchasers, and such agreement has become effective on March 1st, 2015.

2.              Within thirty (30) days after the completion of the transaction, the Transferors have completed the following matters: i) terminating the transfer contracts as required under Part A of Schedule 2 of the Purchase Agreement, and having caused other parties to such transfer contracts to execute substantially similar agreements with the entity designated by the Purchasers; and (ii) transferring to the Purchasers the receivables regarding the transfer contracts as required in Part B of Schedule 2 of the Purchase Agreement.

3.              The minority shareholders have signed letters of consent in accordance with the Purchase Agreement, whereby they acknowledge and agree that Beijing Pzoom and Beijing Jishi shall execute the Purchase Agreement and other transaction documents, perform their obligations under the Purchase Agreement and other transaction documents and complete the transaction, and irrevocably waive any and all rights and claims of any kind which they may assert against the group company, Sellers and any affiliates in relation to the execution of the Purchase Agreement and other transaction documents and the completion of the transaction.

4.              The Sellers have satisfied or caused to satisfy the conditions of the Purchasers prior to June 30th, 2014 in accordance with the Purchase Agreement.

5.              Beijing Pzoom has terminated employment agreements with its management within thirty (30) days after the completion date of the transaction, and has caused its management to sign relevant agreements pursuant to Sub-clause 4.3 of the Purchase Agreement.

6.              The Transferors have received the receivables not assigned under the Transfer Agreement pursuant to the Purchase Agreement.

7.              The Transferors have not performed any act or omission in breach of the Purchase Agreement from the date of the Purchase Agreement to the completion date of the transaction.

8.              Each party confirms that: the transfer of ownership, possession and control of all transferred assets from the Sellers and Transferors to the Purchasers or their affiliates has been completed.

9.              Each party confirms that, as of the date of this Agreement, Beijing Jishi has not obtained any exclusive right to use trademark and therefore does not need to execute with Hongkong Zoom the agreement for Beijing Jishi transferring to Hongkong Zoom the exclusive right to use trademark.

10.       Each party agrees to waive the Founders from their obligations under Sub-clause 4.7 of the Purchase Agreement to cause Beijing Yu Tang Lian Chuang Information Technology Co., Ltd. to pledge 5% shares in Beijing Pzoom in favor of the Purchasers.

11.       Beijing Jishi has performed its obligations under Sub-clause 4.8 of the Purchase Agreement.

12.       Beijing Pzoom, Beijing Jishi and Shanghai Qisou have completed their sale, transfer, assignment, conveyance and delivery of externally purchased tangible assets owned by them to the Purchasers or affiliates designated by the Purchasers. Each party confirms that: Beijing Pzoom, Beijing Jishi and Shanghai Qisou do not have any externally purchased intangible asset necessary to sell, transfer, assign, convey and deliver to the Purchasers or affiliates designated by the Purchasers.

13.       The Purchasers agree to waive their rights to buy all or part of non-360 business from Beijing Pzoom subject to Beijing Pzoom disposing of all of its 360 business within one year after the completion of the transaction.

14.       Each party agrees that shares of Cheetah Mobile with an aggregate value of US$4 million that shall be issued to Hongkong Zoom business team under the Purchase Agreement and the Restricted Share Award Agreement executed between Cheetah Mobile and Focus AD shall be allocated as follows: with respect to the shares with an aggregate value of US$1 million, Xiaoxia Ma and Focus AD shall submit the list of members of Hongkong Zoom sales team to whom such shares shall be allocated and the number of shares to be allocated to each of such persons to Cheetah Mobile for review, and such shares will be granted after the review of Cheetah; with respect to shares with an aggregate value of US$3 million, Cheetah Mobile shall allocate such shares to members of the overseas advertisement and sales and commercialization and relevant technical team reorganized from Hongkong Zoom business. In order to achieve the foregoing purpose, Focus AD shall transfer the shares of Cheetah Mobile with an aggregate value of US$3 million that have been issued to Focus AD to the persons designated by Cheetah Mobile. Persons to whom such shares will be allocated shall not limited to the list of key persons as specified in the Purchase Agreement.

15.       This Supplemental Agreement shall have equal effect as the Purchase Agreement; and in case of any discrepancy between this Supplemental Agreement and the Purchase Agreement, this Supplemental Agreement shall prevail.

16.       This Supplemental Agreement shall become effective upon the date of execution by the parties.

17.       This Supplemental Agreement is made in ten counterparts with the same legal effect, and each party shall hold one counterpart.

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(There is no text on this page, only for signature by the Purchasers of the Supplemental Agreement to Share and Asset Purchase Agreement)

CHEETAH MOBILE INC. (seal)

Signed by Legal or Authorized Representative:	/s/ Sheng Fu

CHEETAH TECHNOLOGY CORPORATION LIMITED (seal)

Signed by Legal or Authorized Representative:	/s/ Sheng Fu

BEIKE INTERNET (BEIJING) SECURITY TECHNOLOGY, CO., LTD. (seal)

Stamped with company chop of Beike Internet (Beijing) Security Technology Co., Ltd.

Signed by Legal or Authorized Representative:

HONGKONG ZOOM INTERACTIVE NETWORK MARKETING TECHNOLOGY LIMITED (seal)

Signed by Legal or Authorized Representative:	/s/ Sheng Fu

BEIJING PZOOM INTERACTIVE NETWORK MARKETING TECHNOLOGY CO., LTD. (seal)

Stamped with company chop of Beijing Pzoom Interactive Network Marketing Technology Co., Ltd.

Signed by Legal or Authorized Representative:

/s/ Yu Cheng

BEIJING JISHI INTERACTIVE NETWORK MARKETING TECHNOLOGY CO., LTD. (SEAL)

Stamped with company chop of Beijing Jishi Interactive Network Marketing Technology Co., Ltd.

Signed by Legal or Authorized Representative:

/s/ Yu Cheng

SHANGHAI QISOU INTERNET TECHNOLOGY CO., LTD. (seal)

Stamped with company chop of Shanghai Qisou Internet Technology Co., Ltd.

Signed by Legal or Authorized Representative:

(There is no text on this page, only for signature by the Sellers of the Supplemental Agreement to Share and Asset Purchase Agreement)

FOCUS AD NETWORK MARKETING TECHNOLOGY LIMITED (seal)

Signed by Legal or Authorized Representative:	/s/ Authorized Representative

XIAOXIA MA (signature):

/s/ Xiaoxia Ma

YU CHENG (signature):

/s/ Yu Cheng